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For Immediate Release

Date: September 2, 1998

Guidant Contacts:
Todd McKinney, Investor Relations, 317/971-2094
Carol A. Lindahl, Media Relations, 651/582-4461
Rob Allen, Media Relations, 317/971-2031

InControl Contacts:
Phil M. Okeson, 425/861-9800. Ext. 157
Sean M. Cleary, 425/861-9800. Ext. 660

               GUIDANT ANNOUNCES EXPIRATION OF HART-SCOTT-RODINO
                   WAITING PERIOD FOR INCONTROL TENDER OFFER

  INDIANAPOLIS, Ind. and REDMOND, Wash.--SEPTEMBER 2, 1998--Guidant Corporation (NYSE:GDT) and InControl, Inc. (NASDAQ:INCL) today announced that the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 has expired with respect to Guidant's pending cash tender offer for all of the outstanding shares of InControl common stock at a price of $6.00 per share. The tender offer is scheduled to expire at midnight, New York City time, on Monday, September 14, 1998.

  InControl, Inc., based in Redmond, Washington, is a pioneer in the design, development and manufacture of implantable atrial defibrillators and related products.

  A global leader in the medical device industry, Guidant Corporation, based in Indianapolis, Indiana, provides innovative, minimally invasive and cost-effective products and services for the treatment of cardiovascular and vascular disease.

  For more information on Guidant, visit Guidant's Web site at http://www.guidant.com.

  For more information on InControl, visit InControl's Web site at http://www.incontrol.com.